FOR IMMEDIATE RELEASE:                 CONTACT:  Nancy J. Sterling, APR
                                                 ML Strategies, LLC
                                                 (617) 348-1811



                            OUTPOST.COM CFO RESIGNS

     Kent, CT -- April 16, 2001 -- Outpost.com (Cyberian Outpost, NASDAQ: COOL) today announced that Chief Financial Officer Paul D. Williams, III has resigned. His duties have been assumed temporarily by Michael T. Dylag, Vice President of Finance and Administration and Michael Bishop, Director of Financial Reporting. Williams has agreed to assist the company as a consultant. Additionally, the accounting firm Deloitte & Touche, LLP is also assisting in a financial advisory capacity.

     This press release may contain forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors. Potential risks and uncertainties include, but are not limited to: the availability of continued financing; the Company's ability to address its financing obligations in light of its existing debt obligations and market conditions; the results of efforts to implement the company's business strategy, including filing for restructuring; the Company's ability to enter into strategic alternatives on favorable terms or at all; computer sales may continue to slow, and/or its average order size may decrease; the ability to attract and retain key personnel and customers; actual results in connection with continuing or discontinued operations and other risks detailed in the Company's reports filed with the Securities and Exchange Commission.



                                       #

                               Page 5 of 5 Pages